EXHIBIT 7
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                          JOINT FILING AGREEMENT

      The undersigned agree that the statement on Schedule 13D to which this Agreement is attached is filed on behalf of each one of them pursuant to Rule 13d-1(f). This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall together constitute one instrument.

February 5, 1999

                                          DGJ, L.L.C.



                                          By:    /s/ Gary R. Edidin
                                                 ------------------------
                                          Title: President
                                                 ------------------------


                                                 /s/ C. Jill Beresford
                                                 ------------------------
                                                 C. Jill Beresford



                                                 /s/ Ivan J. Hughes
                                                 ------------------------
                                                 Ivan J. Hughes